Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4337490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Northwest 107th Avenue

Miami, Florida 33172

(Address of Principal Executive Offices) (Zip Code)

LENNAR CORPORATION 2007 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

MARK SUSTANA

Lennar Corporation

700 Northwest 107th Avenue

Miami, Florida 33172

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (305) 559-4000

Copies to:

DAVID W. BERNSTEIN, ESQ.

K&L Gates LLP

599 Lexington Avenue

New York, New York 10022

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A or Class B common stock, par value $0.10 per share	10,000,000 shs.	$26.03	$260,300,000	$29,831

(1)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Class A Common Stock reported on the New York Stock Exchange Composite Tape on April 17, 2012.

The prospectus included in this registration statement also applies to the shares which are the subject of registration statements Nos. 333-105019, 333-70212, 333-142732 and 333-179290.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement is being filed with respect to the registration of additional shares of the same classes as the classes of shares for which Registration Statements File Nos. 333-142732 and 333-179290 were filed on Form S-8. As permitted by General Instruction E to Form S-8, the contents of Registration Statements File Nos. 333-142732 and 333-179290 are incorporated by reference in this Registration Statement.

PROSPECTUS FOR RESALES

In accordance with General Instruction E to Form S-8, this Registration Statement is deemed to include the reoffer prospectus that was included in Registration Statement File No. 333-142732.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item8. Exhibits.

The following documents are filed with the registration statement:

Exhibit Number	Description
Exhibit 5.	Opinion of K&L Gates LLP

Exhibit 23.1.	K&L Gates LLP (counsel) — included in Exhibit 5

Exhibit 23.2.	Deloitte & Touche LLP (independent registered public accounting firm)

Exhibit 24.	Power of Attorney — on signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on this 23rd day of April, 2012.

LENNAR CORPORATION

By:	/s/ Stuart A. Miller
Stuart A. Miller
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Bruce E. Gross, Mark Sustana and Diane J. Bessette his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stuart A. Miller Stuart A. Miller	Chief Executive Officer, and Director (Principal Executive Officer)	April 23, 2012

/s/ Bruce E. Gross Bruce E. Gross	Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2012

/s/ David Collins David Collins	Controller (Principal Accounting Officer)	April 23, 2012

/s/ Irving Bolotin Irving Bolotin	Director	April 23, 2012

/s/ Steven L. Gerard Steven L. Gerard	Director	April 23, 2012

/s/ Theron I. Gilliam, Jr. Theron I. Gilliam, Jr.	Director	April 23, 2012

/s/ Sherrill W. Hudson Sherrill W. Hudson	Director	April 23, 2012

/s/ R. Kirk Landon R. Kirk Landon	Director	April 23, 2012

/s/ Sidney Lapidus Sidney Lapidus	Director	April 23, 2012

/s/ Jeffrey Sonnenfeld Jeffrey Sonnenfeld	Director	April 23, 2012

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 5.	Opinion of K&L Gates LLP

Exhibit 23.1.	Consent of K&L Gates LLP (counsel) included in Exhibit 5

Exhibit 23.2.	Consent of Deloitte & Touche LLP (independent registered public accounting firm)

Exhibit 24.	Power of Attorney — on signature pages